Exhibit 99.1

Charter Prices $1.65 Billion Senior Unsecured Notes

STAMFORD, Connecticut – February 3, 2020 – Charter Communications, Inc. (NASDAQ: CHTR) (along with its subsidiaries, “Charter”) today announced that its subsidiaries, CCO Holdings, LLC and CCO Holdings Capital Corp. (collectively, the “Issuers”), have priced $1.65 billion in aggregate principal amount of senior unsecured notes due 2030 (the “Notes”). The Notes will bear interest at a rate of 4.500% per annum and will be issued at a price of 100.000% of the aggregate principal amount.

Charter intends to use the net proceeds from the sale of the Notes to pay related fees and expenses and for general corporate purposes, including repaying certain indebtedness of the Issuers as well as to fund potential buybacks of Class A common stock of Charter or common units of Charter Communications Holdings, LLC. Charter expects to close the offering of the Notes on February 18, 2020, subject to customary closing conditions.

The Notes were sold to qualified institutional buyers in reliance on Rule 144A and outside the United States to non-U.S. persons in reliance on Regulation S. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The offering is subject to, among other things, market conditions.

This news release is neither an offer to sell nor a solicitation of an offer to buy the Notes and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

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About Charter

Charter Communications, Inc. (NASDAQ:CHTR) is a leading broadband communications company and the second largest cable operator in the United States. Charter provides a full range of advanced residential broadband services, including Spectrum TV® programming, Spectrum Internet®, Spectrum Voice®, and Spectrum Mobile™. Under the Spectrum Business® brand, Charter provides scalable, and cost-effective broadband communications solutions to small and medium-sized business organizations, including Internet access, business telephone, and TV services. Through the Spectrum Enterprise brand, Charter is a national provider of scalable, fiber-based technology solutions serving many of America's largest businesses and communications service providers. Charter's advertising sales and production services are sold under the Spectrum Reach® brand. Charter's news and sports networks are operated under the Spectrum Networks brand. More information about Charter can be found at newsroom.charter.com.

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Contact:

Media:	Analysts:
Justin Venech	Stefan Anninger
203-905-7818	203-905-7955

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, the potential offering. Although we believe that our plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the factors described under “Risk Factors” from time to time in our filings with the SEC. Many of the forward-looking statements contained in this communication may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” and “potential,” among others.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this communication.

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